Exhibit 99.1

Technitrol Reports Improved Results in Q308, Announces Cost-Saving Measures

PHILADELPHIA--(BUSINESS WIRE)--October 23, 2008--Technitrol, Inc. (NYSE:TNL) announced financial results for continuing operations in its third fiscal quarter ended September 26, 2008. The results described below reflect continuing operations and exclude the company’s non-core microelectromechanical systems (MEMS) microphone business, which is being offered for sale and thus is reflected as a discontinued operation. Third-quarter highlights were:

  Non-GAAP operating profit improved significantly from the previous quarter1, reflecting:
--	a 72% improvement in the operating results of the Electronic Components Group from the prior quarter;

--	improved performance of businesses acquired with the acquisition of Sonion A/S;

--	the recovery of production activities from the effects of the second-quarter earthquake in China; and

--	initial benefits from price increases in both the Electronic Components and Electrical Contact Products groups announced late in the second quarter.

  Partly offsetting higher profit in Electronics was lower-than-expected operating profit in the Electrical Contact Products Group, which was negatively impacted by start-up costs incurred in ramping up outsourced brazed assembly business in Mexico and a significant (and widely reported) drop in demand in the European automotive business;
  Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations improved to $30.4 million from $29.3 million in the second quarter, driven primarily by stronger profitability in electronic components as noted above (see non-GAAP table that computes adjusted EBITDA); and
  Consolidated revenues from continuing operations of $293 million compared with $317 million in the previous quarter. The sequential quarter revenue decrease reflected:
--	substantially lower pass-through costs for precious and non-precious metals used in electrical contact products;

--	a weaker euro in the third quarter, resulting in lower dollar-reported revenues; and

--	somewhat lower revenues from wireless, acoustical and automotive products, partly offset by slightly higher sales of wireline networking components.

Technitrol anticipates that cash flow from operations will be available to pay down approximately $15 million of its long-term debt in the fourth quarter. The company believes that its current EBITDA and anticipated cash flows will enable it to remain well within the limits of its debt covenants, cover interest payments and achieve the debt reduction noted above. Much is being made, and correctly so, regarding a worsening slowdown in global economic activity. Mindful of this, Technitrol is taking the following proactive steps to “right-size” its cost structure, maximize free cash and aggressively retire debt:

  sell the MEMS business as noted above, and direct proceeds entirely to debt reduction when realized;
  by the end of the fourth quarter of 2008, reduce general and administrative expenses by $6.0 million to $6.5 million per year and, through consolidation, reduce annual selling and development and engineering expenses by more than $5 million;

  comprehensively re-size its indirect labor force and production overhead in both business segments by approximately 15% and reduce its direct labor force as required to fit business needs;
  accelerate the continuing movement of acoustical production from Poland to Vietnam, which will be completed in its entirety by the end of the first quarter of 2009; this will further boost gross margins in these product lines;
  execute on additional steps to substantially reduce inventories and manage working capital; and
  limit capital expenditures to an annual rate of approximately $13 million (or approximately 50% of 2008 levels) focusing only on projects important to high-growth portions of its product lineup, particularly wireless and hearing aid/acoustical components.

Softer demand in 2009 is widely anticipated in many end markets. Because the magnitude and duration of the slowdown are not yet known, it is difficult to get accurate information from customers, some of which are now overly conservative and most of which have simply stopped forecasting. Therefore, Technitrol is unable to realistically forecast revenues and therefore operating profit in the fourth quarter of 2008 and beyond. Compared with the most recent quarter, order rates have slowed in some of the company’s markets, but not sharply. Technitrol believes that the diversity of its geographic and industrial presence, along with the cost-reduction actions noted above, will be of significant help in weathering a severe and sustained downturn, should one occur. Despite uncertain markets, the company expects free cash flow generation to continue improving, due to:

  the cost-reduction programs mentioned above;
  progressive implementation of price increases in both businesses;
  the optimization of former Sonion operations;
  completion of start up activities in Mexico and the commencement of additional outsourcing business there;
  the completion of global restructuring activities in early 2009; and
  continued aggressive inventory and working capital management.

Cautionary Note

Statements in the above report are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Actual results may differ materially due to the risk factors listed below as well as others listed from time to time in Technitrol’s SEC reports including, but not limited to, those discussed in the company’s 10-Q report for the quarter ended September 26, 2008 in Item 1a under the caption “Factors That May Affect Our Future Results (Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995).”

These risk factors include, but are not limited to, the following:

  Cyclical changes in the markets we serve could result in a significant decrease in demand for our products and reduce our profitability.
  Reduced prices for our products may adversely affect our profit margins if we are unable to reduce our costs of production.
  An inability to adequately respond to changes in technology or customer needs may decrease our sales.
  If our inventories become obsolete, our future performance and operating results will be adversely affected.
  An inability to capitalize on our recent or future acquisitions may adversely affect our business.
  Integration of acquisitions into the acquiring segment may limit the ability of investors to track the performance of individual acquisitions and to analyze trends in our operating results.
  An inability to identify additional acquisition opportunities may slow our future growth.
  If our customers terminate their existing agreements, or do not enter into new agreements or submit additional purchase orders for our products, our business will suffer.
  If we do not effectively manage our business in the face of fluctuations in the size of our organization, our business may be disrupted.

  Uncertainty in demand for our products may result in increased costs of production, an inability to service our customers, or higher inventory levels which may adversely affect our results of operations and financial condition.
  A decrease in availability or increase in cost of our key raw materials could adversely affect our profit margins.
  Costs associated with precious metals and base metals may not be recoverable.
  Competition may result in lower prices for our products and reduced sales.
  Fluctuations in foreign currency exchange rates may adversely affect our operating results.
  Our international operations subject us to the risks of unfavorable political, regulatory, labor and tax conditions in other countries.
  Shifting our operations between regions may entail considerable expense.
  Liquidity requirements could necessitate movements of existing cash balances which may be subject to restrictions or cause unfavorable tax and earnings consequences.
  Losing the services of our executive officers or our other highly qualified and experienced employees could adversely affect our business.
  Public health epidemics (such as flu strains or severe acute respiratory syndrome) or other natural disasters (such as earthquakes or fires) may disrupt operations in affected regions and affect operating results.
  The unavailability of insurance against certain business risks may adversely affect our future operating results.
  Environmental liability and compliance obligations may affect our operations and results.
  An increase in our debt levels could adversely affect our financial position, liquidity and perception of our financial condition in the financial markets.
  Our results may be negatively affected by changing interest rates.

Based in Philadelphia, Technitrol is a worldwide producer of electronic components, electrical contacts and assemblies and other precision-engineered parts and materials for manufacturers in the wireless and wireline communications hearing, medical, military/aerospace, automotive and electrical equipment industries. For more information, visit Technitrol’s Web site at http://www.technitrol.com.

Investors: Technitrol’s quarterly conference call will take place on Thursday, October 23, 2008 at 5:00 p.m. Eastern Time. The dial-in number is (412) 858-4600. Also, the call will be broadcast live over the Internet. Visit www.technitrol.com. On-demand Internet and telephone replay will be available beginning at 7:00 p.m. on October 23, 2008 and concluding at midnight, October 30, 2008. For telephone replay, dial (412) 317-0088 and enter access code 374010#. For Internet replay, use the link from our home page mentioned above.

1 See table below reconciling third-quarter GAAP operating profit of $12.9 million to non-GAAP operating profit.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per-share amounts)

	Quarter Ended		Nine Months Ended
	9/26/2008	9/28/2007	9/26/2008	9/28/2007

Net sales	$293,198	$257,093	$884,364	$770,037
Cost of goods sold	230,620	196,708	703,851	597,630
Gross profit	62,578	60,385	180,513	172,407
Selling, general and administrative expenses	44,827	35,668	136,231	106,142
Severance, impairment and other associated costs	4,860	1,858	9,497	13,081
Operating profit	12,891	22,859	34,785	53,184

Interest (expense), net	(4,583)	(638)	(11,627)	(2,876)
Other (expense) income, net	(1,899)	(912)	19	357
Net earnings before income taxes and minority interest	6,409	21,309	23,177	50,665
Income taxes	539	2,055	1,933	5,473
Minority interest, net of income taxes	(204)	(69)	(598)	(354)
Net earnings from continuing operations	5,666	19,185	20,646	44,838
Loss from discontinued operations, net of taxes	(315)	--	(1,082)	--
Net earnings	5,351	19,185	19,564	44,838

Basic earnings per share from continuing operations	0.14	0.47	0.51	1.10
Basic (loss) per share from discontinued operations	(0.01)	--	(0.03)	--
Basic earnings per share	0.13	0.47	0.48	1.10

Diluted earnings per share from continuing operations	0.14	0.47	0.51	1.10
Diluted (loss) per share from discontinued operations	(0.01)	--	(0.03)	--
Diluted earnings per share	0.13	0.47	0.48	1.10

Weighted average common and equivalent shares outstanding	40,826	40,838	40,826	40,760

BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands)
	Quarter Ended		Nine Months Ended
	9/26/2008	9/28/2007	9/26/2008	9/28/2007
Net sales
Electronic components	$195,908	$171,231	$573,102	$501,420
Electrical contact products	97,290	85,862	311,262	268,617
Total net sales	293,198	257,093	884,364	770,037

Operating profit
Electronic components	9,112	17,045	18,607	36,009
Electrical contact products	3,779	5,814	16,178	17,175
Total operating profit	12,891	22,859	34,785	53,184

FINANCIAL POSITION
(in thousands, except per-share amounts)	9/26/2008	12/28/2007
	(unaudited)

Cash and equivalents	$41,333	$116,289
Trade receivables, net	187,369	164,859
Inventories	151,873	122,115
Other current assets	52,574	24,864
Fixed assets	176,864	97,767
Other assets	581,149	295,459
Total assets	1,191,162	821,353
Accounts payable	109,782	104,214
Accrued expenses	113,656	92,096
Long-term debt	356,472	10,467
Other long-term liabilities	43,500	43,550
Total liabilities	623,410	250,327
Minority interest	10,546	9,947
Shareholders' equity	557,206	561,079
Net worth per share	13.59	13.72
Shares outstanding	40,998	40,901

NON-GAAP MEASURES (UNAUDITED)
(in thousands, except per-share amounts; results for Quarter Ended 6/27/08 restated to exclude discontinued MEMS operations)

1. Adjusted EBITDA
	Quarter Ended
	9/26/08	6/27/08	9/28/07

Net earnings (loss)	$5,351	$(524)	$19,185
Net loss from discontinued operations	315	340	--
Minority interest	204	313	69
Income taxes	539	872	2,055
Interest expense, net	4,583	4,958	638
Other expense	1,899	2,059	912
Depreciation and amortization	12,692	14,450	8,254
EBITDA	25,583	22,468	31,113
Severance, impairment and other associated costs	4,860	2,672	1,858
Other adjustments: impact of purchase accounting adjustments	--	4,123	--
Adjusted EBITDA	30,443	29,263	32,971

2. Net earnings per diluted share excluding severance, impairment and other associated costs and other adjustments

	Quarter Ended
	9/26/08	6/27/08	9/28/07

Net earnings (loss) per diluted share	$0.13	$(0.01)	$0.47
Diluted loss per share from discontinued operations	0.01	0.01	--
After-tax severance, impairment and other associated costs, per share	0.10	0.06	0.04
Other adjustments: after-tax purchase accounting adjustments and accelerated depreciation, per share	--	0.08	--
Net earnings per diluted share excluding severance, impairment and other associated costs and other adjustments	0.24	0.14	0.51

3. Segment operating profit excluding severance, impairment and other associated costs, purchase accounting adjustments and accelerated depreciation

	Quarter Ended
	9/26/08	6/27/08	9/28/07

Electronic components operating profit	$9,112	$1,429	$17,045
Pre-tax severance, impairment and other associated costs	4,860	2,447	1,858
Pre-tax purchase accounting adjustments and accelerated depreciation	--	4,267	--
Electronic components operating profit, excluding severance, impairment and other associated costs, purchase accounting adjustments and accelerated depreciation	13,972	8,143	18,903

Electrical contact products operating profit	3,779	6,589	5,814
Pre-tax severance, impairment and other associated costs	--	225	--
Electrical contact products operating profit, excluding severance, impairment and other associated costs	3,779	6,814	5,814

1. Adjusted EBITDA (net income plus income taxes, depreciation and amortization, excluding interest and other expense/income and excluding severance, impairment and other associated costs and other adjustments, is not a measure of performance under accounting principles generally accepted in the United States. Adjusted EBITDA should not be considered a substitute for, and an investor should also consider, net income, cash flow from operations and other measures of performance as defined by accounting principles generally accepted in the United States as indicators of our profitability or liquidity. EBITDA is often used by shareholders and analysts as an indicator of a company's ability to service debt and fund capital expenditures. We believe it enhances a reader's understanding of our financial condition, results of operations and cash flow because it is unaffected by capital structure and, therefore, enables investors to compare our operating performance to that of other companies. We understand that our presentation of adjusted EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the method of calculation.

2,3. Based on discussions with investors and equity analysts, we believe that a reader's understanding of Technitrol's operating performance is enhanced by references to these non-GAAP measures. Removing charges for severance, impairment and other associated costs facilitates comparisons of operating performance among financial periods and peer companies. These charges result exclusively from production relocations and capacity reductions and / or restructuring of overhead and operating expenses to enhance or maintain profitability in an increasingly competitive environment. Impairment charges represent adjustments to asset values and are not part of the normal operating expense structure of the relevant business in the period in which the charge is recorded.

Copyright © 2008 Technitrol, Inc. All rights reserved. All brand names and trademarks are properties of their respective holders.

CONTACT:
Technitrol, Inc.
David Stakun, 215-942-8428